Exhibit 10.1

THE NASDAQ OMX GROUP, INC.

PERFORMANCE SHARE UNIT AGREEMENT

This PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) between The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), and Robert Greifeld (the “Grantee”) memorializes the approval by the Management Compensation Committee of the Board of Directors of the Company (the “Committee”) on March 1, 2010 of (i) the grant of performance share units to the Grantee pursuant to the terms of that certain Amended and Restated Employment Agreement by and between the Company and the Grantee, effective as of January 1, 2007 (the “Employment Agreement”), and (ii) the performance goal with respect to such performance share units.

RECITALS:

The Company has adopted The NASDAQ OMX Group, Inc. Equity Incentive Plan (the “Plan”), which Plan (as it may be amended from time to time) is incorporated herein by reference and made a part of this Agreement. The Plan in relevant part provides for the issuance of stock-based awards that are subject to the attainment of performance goals as established by the Committee.

The Committee has determined that it is in the best interests of the Company and its stockholders to grant the performance share units provided for herein to the Grantee pursuant to the Plan and under the terms set forth herein as an increased incentive for the Grantee to contribute to the Company’s future success and prosperity.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan (as in effect as of any applicable date of reference) or the Employment Agreement, as the case may be.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Performance-Based Award. The Company hereby grants to the Grantee 80,000 performance share units (the “Performance Share Units”), which Performance Share Units shall entitle the Grantee to receive up to 120,000 Shares (or a lesser number of Shares, or no Shares whatsoever), all in accordance with the terms and conditions set forth in this Agreement and the Plan. Shares corresponding to the Performance Share Units granted herein are in all events to be delivered to the Grantee only after the Grantee has become vested in the Performance Share Units pursuant to Section 4, below.

2. Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on January 1, 2010 and ending on December 31, 2012.

3. Performance Goal.

(a) Subject to the following sentence, the Performance Goal is set out in Appendix A hereto, which Appendix A is incorporated by reference herein and made a part hereof. Notwithstanding the foregoing, the provisions of Section 16 or any other provision of this Agreement to the contrary, the Committee reserves the right to unilaterally change or otherwise modify the Performance Goal in any manner whatsoever (including substituting a new Performance Goal), but only to the extent that the Committee has first determined that the exercise of such discretion would not cause the Performance Share Units to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Committee exercises such discretionary authority to any extent, the Committee shall provide the Grantee with a new Appendix A in substitution for the Appendix A attached hereto, and such new Appendix A and the Performance Goal set out therein (rather than the Appendix A attached hereto and the Performance Goal set out therein) shall in all events apply for all purposes of this Agreement.

(b) Depending upon the extent, if any, to which the Performance Goal has been achieved, and subject to compliance with the requirements of Section 4, each Performance Share Unit shall entitled the Grantee to receive, at such time as is determined in accordance with the provisions of Section 5, between 0 and 1.5 Shares for each Performance Share Unit. The Committee shall, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, in accordance with Appendix A, the Performance Goal has been achieved with respect to the Performance Period and (ii) the number of whole and/or partial Shares, if any, which, subject to compliance with the vesting requirements of Section 4, the Grantee shall be entitled to receive with respect to each Performance Share Unit (with such number of whole and/or partial Shares being hereafter referred to as the “Share Delivery Factor”). Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

(c) Satisfaction of the Performance Goal is a prerequisite to Grantee’s entitlement to the receipt of Shares for his Performance Share Units except that, in the event that Grantee’s employment with the Company terminates by reason of death or Permanent Disability (see Section 6(b)), the Committee may, in its sole discretion, determine to permit Shares to be delivered prior to the satisfaction of the Performance Goal. If the Committee so exercises its discretion, Grantee shall receive 1.0 Share for each Performance Share Unit.

4. Vesting of Performance Share Units. The Performance Share Units are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 4. Except as otherwise provided in Section 6, the risk of forfeiture will lapse on all Performance Share Units, and all Performance Share Units shall thereupon become vested, only if the Grantee remains employed by the Company on and through December 31, 2012, the last day of the Performance Period (such vesting date, whether determined under Section 6 or this Section 4, is the “Vest Date”). In the event of the occurrence of one of the events described in Section 6(b), other than the events of death or Permanent Disability if so permitted by the Committee (see Section 3(c)), vesting of the Performance Share Units is also contingent on the Committee’s certification following the close of the Performance Period that the Performance Goal has been achieved.

5. Delivery of Stock Certificates. As soon as practicable following the Vest Date and (except as otherwise determined by the Committee in the event of death or Permanent Disability as provided in Section 3(c)) the Committee’s certification that the Performance Goal has been satisfied, but in no event later than two and one-half months after the end of the calendar year in which occurs the later of (i) the Vest Date or (ii) subject to Section 3(c), the end of the Performance Period, a certificate in the number of whole Shares (if any) equal to the product of (i) the number of vested Performance Share Units multiplied by (ii) the Share Delivery Factor (with such product rounded up to the next whole number) shall be registered in the name of the Grantee and delivered to the Grantee or the Grantee’s legal representative, provided that the Grantee has otherwise complied with the requirements of Section 13. Notwithstanding the foregoing, no certificate shall in any event be so registered or delivered in the event that the Grantee has not complied with the requirements of Section 13.

6. Termination of Employment.

(a) In the event that (1) the Company terminates the Grantee’s employment with the Company for Cause or (2) the Grantee terminates his employment with the Company without Good Reason, all Performance Share Units which have not as of the Date of Termination become vested shall be cancelled and forfeited, effective as of the Date of Termination, without further consideration to the Grantee.

(b) In the event that (1) the Company terminates the Grantee’s employment with the Company without Cause, (2) the Grantee terminates his employment with the Company for Good Reason, (3) the Grantee’s employment with the Company terminates by reason of death, Permanent Disability or Retirement, or (4) the Grantee’s employment with the Company terminates by reason of the delivery of a Non-Renewal Notice by either the Company or the Grantee, all Performance Share Units shall become vested in accordance with the provisions of Section 4 as if the Grantee’s employment had not terminated; provided, however, that in the event the Grantee breaches any of his obligations under Section 9 or 10 of the Employment Agreement, any unvested Performance Share Units or vested Performance Share Units for which Share certificates have not yet been delivered shall be deemed cancelled and forfeited without further consideration to the Grantee.

7. Repayment; Recalculation of Number of Shares to be Delivered. If the Company, for any reason, downwardly restates its financial results with respect to the fiscal year of the Company ending December 31, 2009 or the fiscal year of the Company ending December 31, 2012, the Committee, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, redetermine (i) the extent, if any, to which, in accordance with Appendix A, and based upon such restated financial results, the Performance Goal has been achieved with respect to the Performance Period and (ii) the number of whole and partial Shares, if any, which, subject to compliance with the requirements of Section 4, the Grantee shall thereupon be (or shall have been, as the case may be) entitled to receive with respect to each Performance Share Unit (with such number of whole or partial Shares being hereafter referred to as the “Revised Share Delivery Factor”). If the Committee in fact takes such action, (i) in the event that Shares have not yet been delivered to the Grantee pursuant to the provisions of Section 5, the number of Shares to be delivered shall instead be determined based upon the Revised Share Delivery Factor and (ii) in the event that Shares have already been delivered, the Committee shall require the repayment by the Grantee to the Company of that number of Shares equal to the difference between the number of Shares so delivered and the lesser number of Shares which would have been delivered based upon the Revised Share Delivery Factor.

8. Delivery of Shares. As soon as practicable following the Vest Date and the aforementioned certification of the Committee, and compliance with all applicable tax withholding as described in Section 13 hereof, but in no event later than two and one-half months after the end of the calendar year in which the Vest Date occurs, the Company shall instruct the registrar for the Company to make an entry on its books and records evidencing that the Shares underlying such vested Performance Share Units have been duly issued as of that date; provided, however, that the Grantee may, in the alternative, elect in writing prior thereto to receive a stock certificate representing the full number of Shares acquired, which certificate may bear a restrictive legend prohibiting the transfer of such Shares for such period as may be prescribed by the Company. The Company shall not be liable to the Grantee for damages relating to any delays in issuing the certificates. The underlying Shares may be registered in the name of the Grantee’s legal representative or estate in the event of the death of the Grantee. In the event of the acceleration of the lapse of forfeiture restrictions as contemplated by Section 6(b) of this Agreement, this process shall occur as soon as possible following such vesting date, but in no event later than two and one-half months after the end of the calendar year in which such vesting date occurs.

9. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability or alternatives under Section 83(b) of the Code in connection with the grant or vesting of the Performance Share Units and the delivery of Shares in connection therewith. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of Shares in connection therewith as contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

10. Transferability.

(a) Except as provided below, or except to the minimal extent required by law, the Performance Share Units are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution (or upon such transfer required by law), the transferee shall hold such Performance Share Units subject to all the terms and conditions that were applicable to the Grantee immediately prior to such transfer. Notwithstanding the foregoing, the Grantee may transfer any vested Performance Share Units to members of his immediate family (defined as his spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Grantee does not receive any consideration for the transfer. Any such transferred portion of the Performance Share Units shall continue to be subject to the same terms and conditions that were applicable to such portion of the Performance Share Units immediately prior to transfer (except that such transferred

Performance Share Units shall not be further transferable by the transferee). No transfer of a portion of the Performance Share Units shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

(b) Upon any transfer by will or the laws of descent and distribution, such transferee shall take the Performance Share Units and the Shares delivered in connection therewith (the “Transferee Shares”) subject to all the terms and conditions that were (or would have been) applicable to the Performance Share Units and the Transferee Shares immediately prior to such transfer.

11. Rights of Grantee. Prior to the delivery, if any, of Shares to the Grantee pursuant to the provisions of Section 5, the Grantee shall not have any rights of a shareholder of the Company on account of the Performance Share Units.

12. Unfunded Nature of Performance Share Units. The Company will not segregate any funds representing the potential liability arising under this Agreement. The Grantee’s rights in respect of this Agreement are those of an unsecured general creditor of the Company. The liability for any payment under this Agreement will be a liability of the Company and not a liability of any of its officers, directors or Affiliates.

13. Securities Laws. The Company may condition delivery of certificates for Shares delivered for any vested Performance Share Units upon the prior receipt from the Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

14. Withholding. The Grantee shall pay to the Company promptly upon request, and in any event, no later than at the time the Company determines that the Grantee will recognize taxable income in respect of the Performance Share Units, an amount equal to the Federal, state, local or foreign taxes the Company determines it is required to withhold with respect to the Performance Share Units. Such payment shall be made in the form of (i) cash, (ii) Shares already owned for at least six months, (iii) net settling with the Company that portion of the Shares otherwise to be delivered to the Grantee with respect to the Performance Share Units sufficient to satisfy the minimum withholding required with respect thereto to the extent permitted by the Company, or (iv) in a combination of such methods, as irrevocably elected by the Grantee prior to the applicable tax due date with respect to the Performance Share Units; provided, however, that if the Grantee fails to make such election by the time that the Company determines that the Grantee will recognize such taxable income, the Grantee shall be deemed to have irrevocably elected to make such payment in the manner set out in clause (iii) of this sentence. The net settlement of the Shares underlying the vested Performance Share Units and the delivery of Shares previously owned are hereby specifically authorized alternatives for the satisfaction of the foregoing withholding obligation.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principal of law that could result in the application of the law of any other jurisdiction.

16. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, except as otherwise provided in Section 3(a) or Sections 18 or 19 of this Agreement regarding permitted unilateral action by the Committee or in Section 12 of the Plan related to amendments or alterations that do not adversely affect the rights of the Grantee in this Award.

17. Administration. Subject to Section 22, this Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Agreement shall be final and binding upon the Grantee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of this Agreement shall control. The Committee has the authority and discretion to determine any questions which arise in connection with the award of the Performance Share Units hereunder.

18. Compliance with Code Section 409A. It is the intention of the Company and Grantee that this Agreement not result in an unfavorable tax consequences to Grantee under Code Section 409A. Accordingly, Grantee consents to any amendment of this Agreement as the Company may reasonably make in furtherance of such intention, and the Company shall promptly provide, or make available to, Grantee a copy of such amendment. Any such amendments shall be made in a manner that preserves to the maximum extent possible the intended benefits to Grantee. This Section does not create an obligation on the part of Company to modify this Agreement and does not guarantee that the amounts or benefits owed under the Agreement will not be subject to interest and penalties under Code Section 409A.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Performance Share Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Plan and this Agreement.

20. No Right to Continued Employment. This Agreement shall not confer on the Grantee any right to be retained, in any position, as an employee, consultant or director of the Company.

21. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method. approved by the Company) by either party.

22. Conflict. In the event of conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

23. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

24. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Unit Agreement on the 25th day of October, 2010. By execution of this Performance Share Unit Agreement the Grantee acknowledges receipt of a copy of the Plan.

THE NASDAQ OMX GROUP, INC.

/s/ William H. Morgan
By: William H. Morgan Title: Senior Vice President, Global HR

ROBERT GREIFELD

/s/ Robert Greifeld
Signature

Appendix A

Performance Goal for Performance Share Unit Grant

January 1, 2010 – December 31, 2012 Performance Period

This Appendix A to the Performance Share Unit Agreement sets forth the Performance Goal to be achieved and, depending upon the extent (if any) to which the Performance Goal is achieved, the number of whole and/or partial Shares, if any, which the Grantee shall have the right to receive with respect to each Performance Share Unit. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement and the Plan (as in effect as of any applicable date of reference).

The sole Performance Goal shall be non-GAAP earnings per share growth (“EPS Growth”) of the Company during the Performance Period. EPS Growth shall be expressed as the compounded annual increase, if any, in the non-GAAP earnings per share of the Company during the Performance Period (“Percentage Rate of EPS Growth”), and shall be determined based upon the amount, if any, by which:

(i)	the adjusted non-GAAP earnings per share of the Company, as determined in accordance with the provisions of the following paragraph, for the fiscal year of the Company ending December 31, 2012 exceeds

(ii)	the non-GAAP earnings per share of the Company for the fiscal year of the Company ending December 31, 2009 (which has been determined to be $1.81).

For purposes of the preceding paragraph, the adjusted non-GAAP earnings per share of the Company for the fiscal year of the Company ending December 31, 2012 shall be equal to the earnings per share of the Company, for such fiscal year, adjusted as follows:

(i)	any stock or asset acquisition which is made during the Performance Period by the Company (or by any other member of the corporate controlled group which includes the Company), or any other event enumerated in the definition of “Performance Goals” under the Equity Plan which occurs during the Performance Period (“Other Event”), shall be taken into account for such purpose if the financial results of such acquisition (or such Other Event) are accretive to EPS Growth of the Company, as otherwise determined in accordance with US GAAP, for the fiscal year of the Company ending December 31, 2012, except to the extent that the Committee, in its discretion exercised to the extent permitted under Section 162(m) of the Code and any other applicable laws and regulations, chooses to nevertheless disregard, in whole or in part, the financial results of such acquisition (or such Other Event); provided, however, that the Committee may exercise all such foregoing discretion with regard to any acquisition (and with respect to any such Other Event) at any time during, or after the close of, the Performance Period.

(ii)	any stock or asset acquisition which is made during the Performance Period by the Company (or by any other member of the corporate controlled group which includes the

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Company), or any Other Event, shall be disregarded if the financial results of such acquisition (or such Other Event) are dilutive to EPS Growth of the Company, as otherwise determined in accordance with US GAAP, for the fiscal year of the Company ending December 31, 2012, except to the extent that the Committee, in its discretion exercised to the extent permitted under Section 162(m) of the Code and any other applicable laws and regulations, chooses to take into account, in whole or in part, the financial results of such acquisition (or such Other Event); provided, however, that the Committee may exercise all such foregoing discretion with regard to any acquisition (and with respect to any such Other Event) at any time during, or after the close of, the Performance Period.

The Committee will rely on the Company’s audited financial statements, non-GAAP reconciliations and related information for purposes of determining the amount, if any, of EPS Growth.

Each Performance Share Unit shall, subject to the vesting provisions set forth in the Agreement, entitle the Grantee to 0.5 Shares for the achievement of “threshold” EPS Growth performance, 1.0 Share for the achievement of “target” EPS Growth performance, and 1.5 Shares for the achievement of “maximum” EPS Growth performance.

The following table sets forth these three EPS Growth performance levels:

Table 1: Levels of Achievement of the Performance Goal

	Threshold Performance	Target Performance	Maximum Performance
EPS Growth (compounded annual increase over the Performance Period)	6% growth (Adjusted EPS equal to $2.16)	12% growth (Adjusted EPS equal to $2.54)	18% growth (Adjusted EPS equal to $2.97)

The following table sets forth, subject to the vesting conditions set forth in the Agreement, the total number of Shares deliverable to the Grantee as a result of achievement of each such Performance Goal level.

Table 2: Number of Shares Deliverable Upon Achievement

of Performance Goal

Threshold Performance	Target Performance	Maximum Performance
40,000	80,000	120,000

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For EPS Growth below the “threshold” percentage level, no Shares shall be deliverable to the Grantee. For EPS Growth between (i) the “threshold” percentage level and the “target” percentage level or (ii) between the “target” percentage level and the “maximum” percentage level (as specified in Table 1, above), the whole and/or partial number of Shares deliverable with respect to each Performance Share Unit will be interpolated by the Committee to three decimal places.

Notwithstanding any of the foregoing provisions of this Appendix A to the contrary, to the extent permitted under Section 162(m) of the Code and any other applicable laws or regulations, the Committee may adjust the “target,” “threshold” and “maximum” EPS Growth performance percentage levels, in its sole discretion, so as to prevent the dilution or enlargement of the Grantee’s Performance Share Units as a result of any event specified in the definition of “Performance Goals” in the Plan, but only to the extent that the exercise of such discretion would not cause the Performance Share Units to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

All actions taken by the Committee pursuant to this Appendix A shall be final, conclusive and binding upon the Grantee, and all other persons, to the maximum extent permitted by law.

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